Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Nos. 333-160362, 333-156012, 333-143493, 333-117248 and 333-17773) on Form S-8 of Gray Television, Inc. of our report dated June 25, 2010 relating to our audit of the financial statements and supplementary schedule of the Gray Television, Inc. Capital Accumulation Plan, for the year ended December 31, 2009, which appears in this Form 11-K.
/s/ McGladrey & Pullen, LLP

Orlando, Florida
June 25, 2010

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